Exhibit 99

Press Release	Source: First Acceptance Corporation
Contact: Michael Bodayle (615) 844-2885
First Acceptance Corporation Reports Operating Results for the Quarter and Fiscal Year Ended June 30, 2010
NASHVILLE, TN, August 31, 2010/Businesswire-FirstCall/ — First Acceptance Corporation (NYSE: FAC) today reported its financial results for the quarter and fiscal year ended June 30, 2010.

	Three Months Ended
	June 30,		Year Ended
	(unaudited)		June 30,
	2010	2009	2010	2009
Summary Financial Results		(in thousands, except per share data)
Reported
Revenues	$55,970	$61,699	$223,173	$265,465
Income (loss) before income taxes	$850	$(56,260)	$7,481	$(49,904)
Net income (loss)	$736	$(71,532)	$7,040	$(68,300)
Net income (loss) per diluted share	$0.02	$(1.50)	$0.14	$(1.43)
Number of shares used to calculate net income (loss) per diluted share	48,494	47,673	48,638	47,664
Adjusted*
Revenues	$55,970	$61,699	$223,173	$265,465
Income before income taxes	$850	$11,730	$7,481	$18,086
Net income	$736	$6,608	$7,040	$9,840
Net income per diluted share	$0.02	$0.14	$0.14	$0.20
Number of shares used to calculate net income per diluted share	48,494	48,643	48,638	48,948

*	Adjusted results for the three months and year ended June 30, 2009 exclude a goodwill impairment charge of $67,990 and deferred tax charges of $10,150. These non-GAAP financial measures are detailed on page 8.
Operating Results
     Revenues for the three months ended June 30, 2010 were $56.0 million, compared with $61.7 million for the same period in fiscal year 2009. Income before income taxes for the three months ended June 30, 2010 was $0.9 million, compared with a loss before income taxes of $56.3 million in the same period in fiscal year 2009. The loss before income taxes for the three months ended June 30, 2009 included a goodwill impairment charge of $68.0 million, or $1.40 per share on a diluted basis. Net income for the three months ended June 30, 2010 was $0.7 million, or $0.02 per share on a diluted basis, compared with a net loss of $71.5 million, or $1.50 per share on a diluted basis, for the same period in fiscal year 2009. The net loss for the three months ended June 30, 2009 included the goodwill impairment charge and an additional charge of $10.2 million, or $0.21 per share on a diluted basis, related to the write-down of deferred tax assets.
     Revenues for the year ended June 30, 2010 were $223.2 million, compared with $265.5 million for the same period in fiscal year 2009. Income before income taxes for the year ended June 30, 2010 was $7.5 million, compared with a loss before income taxes of $49.9 million in the same period in fiscal year 2009. The loss before income taxes for the year ended June 30,

2009 included a goodwill impairment charge of $68.0 million, or $1.39 per share on a diluted basis. Net income for the year ended June 30, 2010 was $7.0 million, or $0.14 per share on a diluted basis, compared with a net loss of $68.3 million, or $1.43 per share on a diluted basis, for the same period in fiscal year 2009. The net loss for the year ended June 30, 2009 included the goodwill impairment charge and an additional charge of $10.2 million, or $0.20 per share on a diluted basis, related to the write-down of deferred tax assets.
     Premiums earned for the three months ended June 30, 2010 were $46.7 million, compared with $52.6 million for the same period in fiscal year 2009. Premiums earned for the year ended June 30, 2010 were $187.0 million, compared with $224.1 million for the same period in fiscal year 2009. These declines were primarily due to the weak economic conditions, which have caused both a decline in the number of policies written, as well as an increase in the percentage of our customers purchasing liability-only coverage. The closure of underperforming stores also contributed to the decrease in policies written and premiums earned. At June 30, 2010, the number of policies in force was 154,655, compared with 158,222 at June 30, 2009. At June 30, 2010, we operated 394 stores, compared with 418 stores at June 30, 2009.
     Income before income taxes for the three months ended June 30, 2010 of $0.9 million included favorable development of $1.0 million for losses occurring prior to June 30, 2009 and $0.2 million of other-than-temporary impairment charges on investments.
     Income before income taxes for the year ended June 30, 2010 of $7.5 million included favorable development of $11.2 million for losses occurring prior to June 30, 2009 and $1.0 million of other-than-temporary impairment charges on investments.
     Loss and Loss Adjustment Expense Ratio. The loss and loss adjustment expense ratio was 68.6 percent for the three months ended June 30, 2010, compared with 55.2 percent for the three months ended June 30, 2009. The loss and loss adjustment expense ratio was 67.9 percent for the year ended June 30, 2010, compared with 66.6 percent for the year ended June 30, 2009. For the three months ended June 30, 2010, we experienced favorable development related to prior periods of $1.0 million, compared with favorable development of $4.5 million for the three months ended June 30, 2009. We experienced favorable development related to prior periods of $11.2 million for the year ended June 30, 2010, compared with $11.4 million for the year ended June 30, 2009. The favorable development for each of the years ended June 30, 2010 and 2009 was primarily due to lower than anticipated severity of accidents and improvement in our claim handling practices.
     Excluding the favorable development related to prior periods, the loss and loss adjustment expense ratios for the three months ended June 30, 2010 and 2009 were 70.8 percent and 63.8 percent, respectively, and the loss and loss adjustment expense ratios for the years ended June 30, 2010 and 2009 were 74.0 percent and 71.7 percent, respectively. The year-over-year increase in the loss and loss adjustment expense ratio was due to higher frequency of accidents experienced during the first half of calendar year 2010.
     Expense Ratio. Our expense ratio for the three months ended June 30, 2010 was 27.8 percent, compared with 27.5 percent for the same period in fiscal year 2009. Our expense ratio increased from 24.7 percent for the year ended June 30, 2009 to 27.3 percent for the same period in the current fiscal year. The year-over-year increase in the expense ratio was due to the decrease in premiums earned, which resulted in a higher percentage of fixed expenses in our retail operations (such as rent and base salary).
     Combined Ratio. The combined ratio was 96.4 percent for the three months ended June 30, 2010, compared with 82.7 percent for the same period in fiscal year 2009. The combined ratio was 95.2 percent for the year ended June 30, 2010, compared with 91.3 percent for the same period in fiscal year 2009.
     Provision for Income Taxes. The provision for income taxes for the three months ended June 30, 2010 was $0.1 million, compared with $15.3 million for the same period in fiscal year 2009. For the year ended June 30, 2010, the provision for income taxes was $0.4 million, compared with $18.4 million for the same period in fiscal year 2009. The provision for income taxes for the three months and year ended June 30, 2010 related to current state income taxes for certain subsidiaries with taxable income. The provision for income taxes for the three months and year ended June 30, 2009 included a charge of $10.2 million related to the write-down of deferred tax assets. At June 30, 2010 and 2009, we established a full valuation allowance against all net deferred tax assets. In assessing our ability to support the realizability of our deferred tax assets, we considered both positive and negative evidence. We placed greater weight on historical results than on our outlook for future profitability. The deferred tax valuation allowance may be adjusted in future periods if we determine that it is more likely than not that some portion or all of the deferred tax assets will be realized. In the event the deferred tax valuation allowance is adjusted, we would record an income tax benefit for the adjustment.
2010 Annual Meeting of Stockholders
     Our 2010 annual meeting of stockholders will be held on Tuesday, November 16, 2010, in Nashville, Tennessee. Further details will be provided in the proxy statement for the annual meeting.
About First Acceptance Corporation
     Our primary focus is the selling, servicing and underwriting of non-standard personal automobile insurance products underwritten by us as well as certain commissionable ancillary products, primarily through employee-agents. In certain states, our employee-agents also sell other complementary insurance products underwritten by us. At June 30, 2010, we leased and operated 394 retail offices in 12 states. Our insurance company subsidiaries are licensed to do business in 25 states. Additional information about First Acceptance Corporation can be found online at www.firstacceptancecorp.com.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the federal securities laws, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, among others, the factors set forth under the caption “Risk Factors” in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and in our other filings with the Securities and Exchange Commission. Actual operations and results may differ materially from the results discussed in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)
Revenues:
Premiums earned	$46,729	$52,607	$187,046	$224,113
Commission and fee income	7,461	7,726	28,852	31,759
Investment income	2,004	1,763	7,958	9,504
Net realized gains (losses) on investments, available-for-sale	(224)	(397)	(683)	89

	55,970	61,699	223,173	265,465

Costs and expenses:
Losses and loss adjustment expenses	32,069	29,063	126,995	149,277
Insurance operating expenses	20,427	22,147	79,833	87,124
Other operating expenses	930	325	2,233	1,307
Litigation settlement	(47)	(3,597)	(361)	1,570
Stock-based compensation	195	521	1,048	2,053
Depreciation and amortization	566	531	2,013	1,910
Interest expense	980	979	3,931	4,138
Goodwill impairment	—	67,990	—	67,990

	55,120	117,959	215,692	315,369

Income (loss) before income taxes	850	(56,260)	7,481	(49,904)
Provision for income taxes	114	15,272	441	18,396

Net income (loss)	$736	$(71,532)	$7,040	$(68,300)

Net income (loss) per share:
Basic	$0.02	$(1.50)	$0.15	$(1.43)

Diluted	$0.02	$(1.50)	$0.14	$(1.43)

Number of shares used to calculate net income (loss) per share:
Basic	48,015	47,673	47,961	47,664

Diluted	48,494	47,673	48,638	47,664

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,
	2010	2009
ASSETS
Investments, available-for-sale at fair value (amortized cost of $187,907 and $140,849, respectively)	$196,550	$140,311
Cash and cash equivalents	26,184	77,201
Premiums and fees receivable, net of allowance of $418 and $419	41,276	45,309
Other assets	8,733	11,866
Property and equipment, net	3,524	3,921
Deferred acquisition costs	3,623	3,896
Goodwill	70,092	70,092
Identifiable intangible assets	6,360	6,360

TOTAL ASSETS	$356,342	$358,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
Loss and loss adjustment expense reserves	$73,198	$83,973
Unearned premiums and fees	52,563	57,350
Debentures payable	41,240	41,240
Other liabilities	12,151	16,537

Total liabilities	179,152	199,100

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000 shares authorized	—	—
Common stock, $.01 par value, 75,000 shares authorized; 48,509 and 48,312 shares issued and outstanding, respectively	485	483
Additional paid-in capital	465,831	464,720
Accumulated other comprehensive income (loss)	8,643	(538)
Accumulated deficit	(297,769)	(304,809)

Total stockholders’ equity	177,190	159,856

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$356,342	$358,956

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data
(Unaudited)
GROSS PREMIUMS EARNED BY STATE

	Three Months Ended		Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Premiums earned:
Georgia	$9,933	$11,717	$40,712	$49,762
Texas	6,385	6,377	24,243	25,971
Illinois	6,068	6,659	24,550	27,583
Florida	5,306	5,920	20,808	26,113
Alabama	4,693	5,644	19,338	23,948
Ohio	3,367	3,099	12,452	12,914
Tennessee	2,881	3,404	11,764	15,269
South Carolina	2,711	3,727	11,424	17,887
Pennsylvania	2,568	2,982	10,566	11,437
Indiana	1,263	1,316	4,962	5,537
Missouri	818	884	3,261	3,907
Mississippi	736	878	2,966	3,785

Total premiums earned	$46,729	$52,607	$187,046	$224,113

COMBINED RATIOS (INSURANCE OPERATIONS)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Loss and loss adjustment expense	68.6%	55.2%	67.9%	66.6%
Expense	27.8%	27.5%	27.3%	24.7%

Combined	96.4%	82.7%	95.2%	91.3%

POLICIES IN FORCE

	Three Months Ended		Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Policies in force — beginning of period	169,603	173,674	158,222	194,079
Net decrease during period	(14,948)	(15,452)	(3,567)	(35,857)

Policies in force — end of period	154,655	158,222	154,655	158,222

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data (continued)
(Unaudited)
NUMBER OF RETAIL LOCATIONS
     Retail location counts are based upon the date that a location commenced or ceased writing business.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Retail locations — beginning of period	405	419	418	431
Opened	1	—	1	1
Closed	(12)	(1)	(25)	(14)

Retail locations — end of period	394	418	394	418

RETAIL LOCATIONS BY STATE

	June 30,		March 31,
	2010	2009	2010	2009
Alabama	25	25	25	25
Florida	31	39	34	39
Georgia	60	61	61	61
Illinois	74	78	75	80
Indiana	17	18	18	18
Mississippi	8	8	8	8
Missouri	12	12	12	12
Ohio	27	27	27	27
Pennsylvania	16	17	17	17
South Carolina	26	27	26	27
Tennessee	19	20	19	20
Texas	79	86	83	85

Total	394	418	405	419

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
     In the accompanying press release, the Company makes reference to income (loss) before taxes, net income (loss), net income (loss) per diluted share, and number of diluted shares used to calculate net income (loss) per share before certain reconciling items. These financial measures are not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that these non-GAAP financial measures, when presented in conjunction with the comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance for the three months and years ended June 30, 2010 and 2009. The Company believes that providing the non-GAAP financial measures to investors, in addition to the comparable GAAP financial measures, allows investors to view the Company’s financial results in the way management views the Company’s operating results. Management believes the non-GAAP financial measures are useful as a supplemental measure of the performance of the Company’s operations because they isolate the Company’s operating performance from the accounting impact of the goodwill impairment and deferred tax charges recognized during the quarter ended June 30, 2009. Management believes the non-GAAP financial measures should be considered in addition to, but not as a substitute for, the financial measures prepared in accordance with GAAP that are presented in the accompanying press release, as the items excluded in the presentation of the non-GAAP financial measures are significant components in understanding and assessing financial performance. A reconciliation of the non-GAAP financial measures to the nearest comparable GAAP financial measures is provided below. The non-GAAP financial measures, as presented, may not be comparable to similarly titled financial measures of other companies.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Income (loss) before income taxes
As reported	$850	$(56,260)	$7,481	$(49,904)
Goodwill impairment	—	67,990	—	67,990

As adjusted	$850	$11,730	$7,481	$18,086

Net income (loss)
As reported	$736	$(71,532)	$7,040	$(68,300)
Goodwill impairment	—	67,990	—	67,990
Deferred tax charges	—	10,150	—	10,150

As adjusted	$736	$6,608	$7,040	$9,840

Net income (loss) per diluted share
As reported	$0.02	$(1.50)	$0.14	$(1.43)
Goodwill impairment	—	1.40	—	1.39
Deferred tax charges	—	0.21	—	0.20
Effect of dilutive securities	—	0.03	—	0.04

As adjusted	$0.02	$0.14	$0.14	$0.20

Number of diluted shares used to calculate net income (loss) per share
As reported	48,494	47,673	48,638	47,664
Effect of dilutive securities	—	970	—	1,284

As adjusted	48,494	48,643	48,638	48,948